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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended June 30, 2006

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	April 17, 2006	May 15, 2006	June 15, 2006
Allocation Dates during quarter:	April 18, 2006	May 16, 2006	June 16, 2006
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$679,322,093
AFCC Amount at end of quarter:			$705,116,431

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$(1,580,318)
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$6,058
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$9,588
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$679,322,093
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:			$8,491,526
less: Residual Cash Flow allocated to AFCC Amount:			$—
AFCC Amount after allocation:			$687,813,619
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:			$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:			$—
Accrued RVO Payment Amount on such Allocation Date:			$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(1,139,765)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$6,081
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,625
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$687,813,619
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,597,671
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$696,411,290
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—
As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(870,566)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$11,962
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,667
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$696,411,290
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,705,141
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$705,116,431

Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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Residual Value Obligation
Quarterly certificate for the quarter ended June 30, 2006